Exhibit 10.2

OMNIBUS CONSENT TO PRE-PAID ADVANCE AGREEMENTS

This Omnibus Consent to Pre-Paid Advance Agreements (this “Consent” or “Agreement”) is entered into as of September 13, 2024, by and between Canoo Inc., a Delaware corporation (the “Company”), and YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”), with reference to (1) that certain Pre-Paid Advance Agreement, dated July 20, 2022, by and between the Company and the Investor (as amended, supplemented or other modified from time to time in accordance with its terms, the “2022 PPA”); (2) that certain Supplemental Agreement, dated March 12, 2024, by and between the Company and the Investor (as amended, supplemented or other modified from time to time in accordance with its terms, the “March 2024 Supplemental Agreement”); (3) that certain Prepaid Advance Agreement, dated July 19, 2024, by and between the Company and the Investor (as amended, supplemented or other modified from time to time in accordance with its terms, the “July 2024 PPA”); and (4) that certain Supplemental Agreement, dated August 28, 2024, by and between the Company and the Investor (as amended, supplemented or other modified from time to time in accordance with its terms, the “August 2024 Supplemental Agreement”). Collectively, the 2022 PPA, the March 2024 Supplemental Agreement, the July 2024 PPA, the August 2024 Supplemental Agreement, and all other instruments, notes, agreements or other documents or items executed or delivered in connection with any of the foregoing are referred to as the “Financing Documents.” Capitalized terms not otherwise defined herein have the same definitions set forth in the July 2024 PPA.

By this Consent, the Company and the Investor have agreed to the following terms:

1.	ATM Offerings. Pursuant to Section 7.15 of the 2022 PPA and Section 7.15 of the July 2024 PPA, the Company is not permitted to enter into any Variable Rate Transaction without the prior written consent of the Investor. The Investor hereby consents to the Company undertaking an at-the-market offering with Northland Securities, Inc. (such offering, the “ATM Offering”) subject to the following conditions:

a.	Solely with respect to the first $5 million of gross proceeds received or receivable by the Company (such proceeds, the “Initial ATM Proceeds”) pursuant to sales of the Company’s common stock, par value $0.0001 per share, sold under the ATM Offering (such sales up to the Initial ATM Proceeds, the “Initial ATM Sales”), the Company will retain 100% of the Initial ATM Proceeds; provided that any further sales under the ATM Offering subsequent to the Initial ATM Sales will require the Investor’s prior written consent, which consent by the Investor to any further sales under the ATM Offering subsequent to the Initial ATM Sales may be granted at any time by the Investor to the Company via e-mail correspondence.

2.	Effect; Continuing Validity. Except as specifically set forth herein, the terms and conditions of the Financing Documents shall remain unmodified and are hereby ratified by the parties. The Company acknowledges and agrees that, except as otherwise expressly provided in this Agreement, all terms, conditions and provisions of the Financing Documents shall continue in full force and effect and remain unaffected and unchanged. This Agreement in no way acts as a release or relinquishment of, and in no way affects, the Investor’s rights created by or arising under the Financing Documents. Such rights are hereby ratified, confirmed, renewed and extended in all respects by the Company. The Financing Documents, and all of the Investor’s rights and remedies thereunder and the indebtedness represented thereby are hereby recognized, renewed, extended and continued in full force and effect for the benefit of the Investor.

3.	Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement electronically shall be equally as effective as delivery of a manually executed counterpart of this Agreement. No waiver of any provision of this Agreement shall be effective or enforceable unless made in writing signed by the party waiving any right or privilege hereunder.

IN WITNESS WHEREOF, the Company and the Investor have caused this Omnibus Consent to be duly executed by a duly authorized representative as of the date first written above.

COMPANY:
CANOO INC.

By:	/s/ Greg Ethridge
Name: Greg Ethridge
Title: Chief Financial Officer

INVESTOR:
YA II PN, LTD.

By: Yorkville Advisors Global, LP
Its: Investment Manger

By: Yorkville Advisors Global II, LLC
Its: General Partner

By:	/s/ Troy J. Rillo
Name: Troy J. Rillo
Title: Authorized Signatory

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